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                                                                   EXHIBIT 3.1.2

                           ARTICLES OF INCORPORATION

                                       OF

                          UNITED PANAM FINANCIAL CORP.


     ONE:      The name of this corporation is United PanAm Financial Corp.
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     TWO:      The purpose of this corporation is to engage in any lawful act or
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activity for which a corporation may be organized under the General Corporation
Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE:    The name in the State of California of this corporation's initial
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agent of service of process in accordance with subdivision (b) of Section 1502 of the California General Corporation Law (the "California Law") is AmeriSearch, Inc.

     FOUR:     This corporation is authorized to issue two classes of shares of
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stock designated "Common Stock" and "Preferred Stock," respectively.  The total number of shares of stock which this corporation shall have authority to issue is 22,000,000 shares, consisting of 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

          A description of the different classes and series (if any) of this corporation's capital stock and a statement of the designations, and the relative rights, preferences, privileges and restrictions of the shares of each class of and series (if any) of stock are as follows:

               A.   Common Stock
                    ------------

                    1. Except where otherwise provided by law, by these Articles of Incorporation, or by resolution of the Board of Directors pursuant to this Article FOUR, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and powers.

                    2. Subject to all of the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the corporation legally available for the payment of such dividends.

               B.   Preferred Stock
                    ---------------

          The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions, or any of them, granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits
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and restrictions stated in any resolution or resolutions of the Board of
Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     FIVE:     The following provisions are inserted for the management of the
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business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and shareholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

          (a) Unless otherwise expressly provided in the California Law, approval by the holders of at least two-thirds of the outstanding shares of the capital stock of this corporation entitled to vote (including the affirmative vote of at least two-thirds of the outstanding shares of any class or series of the capital stock entitled to vote separately) shall be required with respect to each of the following actions:

               A.   Any amendment to or the elimination of Articles FIVE, SIX,
                                                                    ----  ----
or SEVEN of these Articles of Incorporation.
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               B.   Any amendment to or the elimination of any provision of the
Bylaws of this corporation which requires approval by the shareholders to become effective.

          (b) Unless otherwise expressly provided in the California Law, notwithstanding anything to the contrary in these Articles of Incorporation or the Bylaws of this corporation, vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of shareholders. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors (or the shareholders) may elect a successor to take office when the resignation becomes effective.

          (c) Unless otherwise expressly provided in the California Law, notwithstanding anything to the contrary in these Articles of Incorporation or the Bylaws of this corporation, the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Except for an election to fill a vacancy created by the removal of a director, any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote for the election of directors. A vacancy in the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote for the election of directors represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the holders of all of the outstanding shares entitled to vote for the election of directors.

     SIX: Except as set forth in Section 603(d) of the California Law, no action
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required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken by written consent of shareholders, unless a consent or consents in writing, setting forth the

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action so taken, is or are signed by the holders of at least two-thirds of the outstanding shares of the capital stock of the corporation entitled to vote thereon.

     SEVEN:    The liability of the directors of this corporation for monetary
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damages shall be eliminated to the fullest extent permissible under California law. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Law, subject only to the applicable limits set forth in
Section 204 of the California Law with respect to actions for breach of duty to the corporation and its shareholders. This corporation is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such from a company, the shares of which are owned in whole or in part by this corporation, provided that any policy issued by such company is limited to the extent required by applicable law. Any repeal or modification of the foregoing provisions of this Article SEVEN by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of that repeal or modification.



     IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on April 8, 1998.



                              /s/ Kevin F. Donnelly
                              __________________________________
                              Kevin F. Donnelly, Incorporator

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                           CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION



Lawrence J. Grill certifies that:

1. He is the President and Secretary, respectively, of UNITED PANAM FINANCIAL CORP., a California corporation.

2. Paragraph (a) A. of Article FIVE of the articles of incorporation of this corporation is amended to read as follows:

          "A. Any amendment to or the elimination of Articles FIVE, SIX, SEVEN,
                                                              ----  ---  -----
or EIGHT of these Articles of Incorporation."
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3.   Article EIGHT is added to the articles of incorporation of this corporation to read as follows:

          "EIGHT    A.   This Article EIGHT shall become effective only when
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this corporation becomes a listed corporation within the meaning of Section
301.5 of the California Law, which section provides that a listed corporation means a corporation with outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, or a corporation with outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if the corporation has at least 800 holders of its equity securities as of the record date of the corporation's most recent annual meeting of shareholders.

               B. Upon the effectiveness of this Article EIGHT, the Board of Directors shall be classified into two classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, the members of each class to serve for a term of two years. If the number of directors is not divisible by two, the extra director shall be assigned to the first class of directors.

               C. Upon the effectiveness of this Article EIGHT, the election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by the shareholder.

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               D.   At the first annual meeting of shareholders held after the effectiveness of this Article EIGHT, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders. At each subsequent annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders.

               E. If at any time this corporation ceases to be a listed corporation as defined in Section 301.5 of the California Law, at each succeeding annual meeting of shareholders where the existing term of a class of directors is expiring, the directors of each such class shall then be elected for a term expiring in one year until all directors are elected for one year terms. The election of all directors at the annual meeting of shareholders for a term of one year shall continue until the corporation once again qualifies as a listed corporation within the meaning of Section 301.5 of the California Law, and the foregoing provisions of this Article EIGHT shall be reinstated.


4. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

5. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is
100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  April 14, 1998.


                                    /s/ Lawrence J. Grill
                                    _______________________________________
                                    Lawrence J. Grill, President and Secretary

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